UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 9, 2016

Talmer Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	001-36308 (Commission File Number)	61-1511150 (IRS Employer Identification No.)

2301 West Big Beaver Rd., Suite 525 Troy, Michigan (Address of principal executive offices)	48084 (Zip Code)

(248) 498-2802
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2016, Gary Collins resigned as a director of Talmer Bancorp, Inc. (“Talmer”) and its subsidiary, Talmer Bank and Trust (the “Talmer Bank”). As previously announced, Talmer Bank entered into an agreement to sell its single branch in Chicago, Illinois to Old Second National Bank. Upon completion of the sale, Mr. Collins is expected to join Old Second National Bank as Vice Chairman and as a director of Old Second Bancorp, Inc. and Old Second National Bank. The sale is expected to close in the fourth quarter of 2016, subject to regulatory approval, the completion of Talmer’s pending merger with Chemical Financial Corporation (“Chemical”) and other customary closing conditions. Mr. Collins will continue to serve as a Vice Chairman of Talmer and Talmer Bank until the closing of the branch sale. Mr. Collins’ decision to resign from the boards did not involve a disagreement with Talmer on any matter relating to Talmer’s operations, policies or practices.

Item 7.01 Regulation FD Disclosure.

On August 10, 2016, Talmer and Chemical issued a joint press release furnished as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference. The information under this Item 7.01 and Exhibit 99.1 are furnished to, and not filed with, the Securities and Exchange Commission.

Item 8.01. Other Events.

As previously reported, on January 25, 2016, Talmer entered into an Agreement and Plan of Merger providing for Talmer to merge with and into Chemical, with Chemical as the surviving corporation. Chemical received regulatory approvals for the merger from the State of Michigan Department of Insurance and Financial Services on August 2, 2016, and the Board of Governors of the Federal Reserve System on August 8, 2016. Talmer and Chemical previously received approval of the merger from their respective shareholders.  The merger is expected to close on August 31, 2016. Completion of the merger remains subject to the satisfaction of customary closing conditions.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Exhibit
99.1	Press Release dated August 10, 2016

Cautionary Note Regarding Forward-Looking Statements
This Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These forward looking statements include, without limitation, statements regarding Talmer Bank’s proposed sale of its Chicago, Illinois branch to Old Second National Bank, including that the transaction is expected to close in the fourth quarter of 2016, and statements regarding the expected closing date for Talmer’s merger with Chemical. Words such as “expected,” “anticipated,” “believes,” “estimated,” “approximately,” “continued,” “should,” “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors, including the inability, with respect to the branch sale, to obtain the requisite regulatory approval and meet other closing terms and conditions, including the inability to close on our pending merger with Chemical, and with respect to the merger, the inability of either Talmer or Chemical to meet all closing terms and conditions, as well as additional risks and uncertainties contained in the “Risk Factors” and forward-looking statements disclosure contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by Talmer or any person that future events, plans, or expectations contemplated by Talmer will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALMER BANCORP, INC.

Dated: August 10, 2016	By: /s/ David T. Provost
David T. Provost
Chief Executive Officer